UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2011
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 9, 2011, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders in Tulsa, Oklahoma.  The following matters were submitted to a vote of stockholders and voting results were as follows:

(1)
Election of Directors: The six director nominees named in the Company’s proxy statement were elected for a one-year term expiring in 2012 or until their successors are duly elected and qualified, by the following vote:

Director Nominee	Votes For	Votes Against	Broker Non-Votes
Thomas P. Capo	18,850,185	197,453	6,085,881
Maryann N. Keller	18,852,085	195,578	6,085,881
Hon. Edward C. Lumley	18,383,415	664,248	6,085,881
Richard W. Neu	18,863,741	183,922	6,085,881
John C. Pope	17,150,065	1,897,598	6,085,881
Scott L. Thompson	18,766,454	281,209	6,085,881

(2)
Ratification of Appointment of Independent Registered Public Accounting Firm: Ernst & Young LLP was ratified as the auditors of the Company’s financial statements for fiscal year 2011 by the following vote:

Votes For	Votes Against	Abstain
25,081,946	48,264	3,334

(3)
Advisory Vote on Compensation of Named Executive Officers: The Company’s shareholders approved, on a non-binding advisory basis, the 2010 compensation of the Company’s named executive officers, as described in the Company’s 2011 proxy statement, by the votes set forth in the table below:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,718,059	267,675	61,929	6,085,881

(4)
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation: The Company’s shareholders recommended, on a non-binding advisory basis, to hold an advisory vote on executive compensation on an annual basis, by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
17,058,949	10,668	1,914,694	63,352	6,085,881

Based on these results, and consistent with the Company’s recommendation, the Company’s Board of Directors has decided to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis,  until the next advisory vote on the frequency of stockholder votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

June 10, 2011	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

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